Exhibit (d)(1)


                                OPTION AGREEMENT


     THIS OPTION AGREEMENT (this "Agreement") is made as of this 13th day of February, 2002 (the "Effective Date"), by and between CONSUMERS FINANCIAL CORPORATION, a Pennsylvania corporation with its principal offices at 1513 Cedar Cliff Drive, Camp Hill, Pennsylvania 17011(the "Company"), and CFC PARTNERS
LTD., a New York corporation with its principal offices at 132 Spruce Street, Cedarhurst, New York 11516 (the "Optionee").

                                    RECITALS
                                    --------

     WHEREAS, the Company desires to grant to Optionee the right and option to purchase shares of the Common Stock of the Company at the Exercise Price (as hereinafter defined) for such Option (as hereinafter defined); and

     WHEREAS, in consideration of the grant of such Option at the Exercise Price, the Company desires and the Optionee agrees to be bound by certain confidentiality covenants as more particularly described herein; and

     WHEREAS, Optionee desires to accept such grant of the Option and to be bound by certain confidentiality covenants all as set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.      Grant  of  Option.  The Company hereby grants to Optionee the right
             -----------------
and option to purchase 2,700,000 shares of the Common Stock of the Company, stated value $.01 (the "Common Stock"), for the Exercise Price as set forth and defined in Section 4, subject to the terms and conditions as hereinafter provided (the "Option").

     2.     Exercise  of  Option  and  Provisions  for  Expiration.
            -------------------------------------------------------

          (a)     Exercise  Period.  Optionee  may  only  exercise  this  Option
                  ----------------
during the Exercise Period which shall commence on the first business day following completion of the Company's tender offer (the "Tender Offer") to its preferred shareholders which will be defined as the close of business on the day the Company mails the final checks to tendering shareholders (subject to any minor outstanding matters with respect to payee or address) and shall end on the fifteenth business day following completion of the Company's Tender Offer.

          (b)     Expiration  Date  and Time of Option. This Option shall expire
                  ------------------------------------
at 5:00 p.m., prevailing time, on the fifteenth business day after the completion of the Tender Offer (the "Expiration Date"), but in no event shall the Optionee be entitled to exercise this Option later than

5:00 p.m. on May 31, 2002, unless the Tender Offer has commenced by May 31, 2002, in which case the Option shall expire on the Expiration Date.

          (c)     Exercise  Procedure.  Subject  to  the conditions set forth in
                  -------------------
this Agreement, this Option shall be exercised by Optionee's delivery to the treasurer of the Company (the "Treasurer") of (i) a written notice of exercise (the "Exercise Notice"); and (ii) release of the Purchase Price in full in accordance with Section 4 hereof. Such exercise shall be effective upon receipt by the Treasurer of the Exercise Notice and release of the Purchase Price from the Escrow Account to the Company.

          (d)     Escrow  Account.  Optionee  shall  deposit  the  full Purchase
                  ---------------
Price into an escrow account at Allfirst Bank, Lemoyne, Pennsylvania upon the execution of this Agreement and pursuant to the Escrow Agreement attached hereto as Exhibit A and incorporated by reference herein.

          (e)     Forfeiture  Upon  Expiration  of Option.  (i)  If the Optionee
                  ---------------------------------------
does not exercise this Option during the Exercise Period, then the Optionee shall forfeit $25,000 to the Company from the funds held in the Escrow Account in accordance with Section 2(d) above. The remaining balance of the funds held in the Escrow Account, including any interest accrued thereon, shall be returned to the Optionee and this Agreement shall terminate with the exception of Sections 12(a) and 12(b) which shall survive termination of this Agreement.

               (ii) If this Agreement terminates in accordance with Section 2(g) below, and the Company's failure to complete the Tender Offer was the result of any actions or inactions by the Optionee (including failure to provide information acceptable to any governmental agency, including the U.S. Securities and Exchange Commission), then the Optionee shall forfeit $25,000 to the Company from the funds held in the Escrow Account in accordance with Section 2(d) above. The remaining balance of the funds held in the Escrow Account, including any interest accrued thereon, shall be returned to the Optionee and this Agreement shall terminate with the exception of Sections 12(a) and 12(b) which shall survive termination of this Agreement.

               (iii) If this Agreement terminates in accordance with Section 2(g) and if the Company's failure to complete the Tender Offer is not the result of any actions or inactions by the Optionee (including failure to provide information acceptable to any governmental agency, including the U.S. Securities and Exchange Commission), then the funds held in the Escrow Account, including any interest accrued thereon, shall be returned to the Optionee, this Agreement shall terminate, with the exception of Sections 12(a) and 12(b) which shall survive termination of this Agreement, and the Company shall have no obligation to pay a termination fee to the Optionee.

               (iv) The parties agree that the maximum payment due from Optionee pursuant to the forfeiture provisions of this Section 2(e) shall not exceed $25,000.

     (f)     Termination  of  the  Agreement  at Sole Discretion of the Company.
             ------------------------------------------------------------------
(i) The Company shall not solicit additional offers to purchase interests in the Company but may consider and/or respond to a bona fide, unsolicited inquiry or offer and, if it deems the inquiry or offer to be in the best interest of the shareholders, the Company may terminate this Agreement and the underlying Option at any time before the Optionee exercises the Option. In the event the Company terminates this Agreement pursuant to this Section 2(f)(i), the Company shall pay a termination fee of $50,000 to the Optionee and the balance of the Escrow Account, including any interest accrued thereon, shall be returned to the Optionee and this Agreement shall terminate with the exception of Sections 12(a) and 12(b) which shall survive termination of this Agreement.

               (ii) The Company may terminate this Agreement and the underlying Option, if the Board determines, in its sole discretion, that such termination is in the best interests of the shareholders based on the criminal background checks of the principals of the Optionee. These background checks shall be completed on or before February 28, 2002. In the event the Company terminates this Agreement and the underlying Option pursuant to this Section 2(f)(ii), the Company shall have no obligation to pay a termination fee to the Optionee. The Escrow Account, including any interest accrued thereon, shall be returned to the Optionee and this Agreement shall terminate with the exception of Sections 12(a) and 12(b) which shall survive termination of this Agreement.

          (g)     Automatic  Termination  of  the Agreement.  If for any reason,
                  -----------------------------------------
the Optionee has not exercised this Option on or before May 31, 2002, this Agreement and the underlying Option shall terminate at 5:00 p.m. on that date unless (i) the Tender Offer has commenced by that date, in which case the Option shall continue until the Expiration Date or (ii) the parties mutually agree in writing to extend such termination date.

     3.     Delivery  of  Shares.
            --------------------

          (a)     General.  As  promptly as reasonably practicable after receipt
                  -------
of the Exercise Notice and release of the full Purchase Price from the Escrow Account in accordance with Section 2 above and the Escrow Agreement, the Company shall execute and deliver, or cause to be executed and delivered, to Optionee a certificate representing 2,700,000 shares of Common Stock (the "Stock Certificate"). The Stock Certificate shall be issued in the name of Optionee or Optionee's Permitted Designee. "Permitted Designee" shall mean an affiliate of Optionee or any other person consented to by the Company. The Stock Certificate shall be deemed to have been issued, and such Optionee shall be deemed for all purposes to have become a holder of record of such shares, as of the date the full Purchase Price is released from the Escrow Account and paid to the Company. The Company shall pay all expenses, taxes (if any) and any other charges payable in connection with the preparation, issuance and delivery of the Stock Certificate, unless any such taxes or charges are imposed by law upon Optionee, in which case such taxes or charges shall be paid by Optionee.

          (b)     Shares  to  be  Fully  Paid  and Nonassessable.  All shares of
                  ----------------------------------------------
Common Stock issued upon the exercise of this Option shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes).

          (c)     Share  Legend.  The  Stock Certificate issued upon exercise of
                  -------------
this Option shall have affixed thereto the following legend, in addition to any other legends required by applicable law:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE
     TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL
     SATISFACTORY  TO  THE  ISSUER  THAT  REGISTRATION  UNDER  SAID  ACT  IS
     NOT  REQUIRED.

     Any share certificate issued at any time in exchange or substitution for the Stock Certificate bearing such legend shall also bear such legend unless, in the Opinion of Counsel, the shares represented thereby are no longer subject to restrictions on resale under the Act, or any applicable state securities laws, or under the Option Agreement. As used herein, an "Opinion of Counsel" shall mean an opinion of counsel selected by Optionee, which opinion is reasonably satisfactory to counsel for the Company as to the identity of the opining counsel and the substance of the opinion.

          (d)     Majority  Interest.  The  Stock  Certificate  shall, as of the
                  ------------------
date  of  delivery,  represent  a  majority  of the Company's outstanding Common
Stock.

     4.     Exercise  Price.  The  Company shall sell each share of Common Stock
            ---------------
upon  exercise  of  the  Option  at  an  exercise  price  of $.04 per share (the
"Exercise  Price")  or  $108,000.00  in  the  aggregate  (the "Purchase Price").

     5.     Reservation;  Authorization  and  Existing  Litigation.
            ------------------------------------------------------

          (a) As of, from and after the date hereof, the Company shall at all times reserve and keep available for issue upon the exercise of this Option such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Option. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise in full of this Option, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, taking appropriate board action, recommending such an increase to the shareholders of Common Stock, holding shareholders meetings, soliciting votes and proxies in favor of such increase to obtain the requisite shareholder approval and upon such approval, the Company shall reserve and keep available such additional shares solely for the purpose of permitting the exercise of this Option. All shares of Common Stock which shall be so issuable, when issued upon exercise of this Option and payment therefor in accordance with the terms of this Option, shall be duly and validly issued, fully paid and nonassessable and free and clear of any liens, claims and restrictions (other than as provided herein). No shareholder of the Company has or shall have any preemptive rights to subscribe for such shares of Common Stock. As of, from and after the date hereof, there shall be no outstanding options or warrants for Common Stock except pursuant to this Agreement.

          (b) Except as set forth on Exhibit B, there is no litigation, arbitration or mediation pending, or to the Company's knowledge threatened, before any Court, arbitrator, mediator or administrative body which could adversely affect the Company or its assets.

     6.     Nontransferability of Option.  This Option is personal and no rights
            ----------------------------
granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, at the election of the Company, become null and void.

     7.     Appointment  to  the Board of Directors.  Upon issuance of the Stock
            ---------------------------------------
Certificate to Optionee, the Company shall identify three people, who are satisfactory to the Optionee, to recommend to the existing directors to fill three vacancies on the Board of Directors of the Company. Upon election to the Company's Board of Directors of persons satisfactory to the Optionee, the two current directors of the Company's Board of Directors have indicated their intention to resign immediately.

     8.     Current Employees of Company. Upon issuance of the Stock Certificate
            ----------------------------
to Optionee, the Company's President and Chief Executive Officer, Mr. James C. Robertson, shall resign effective immediately. At this time, the Optionee shall have the right to request the resignation of the Company's two remaining employees. If the Optionee does not request the resignation of the two remaining employees of the Company, such employees may nonetheless elect to so resign. Any position vacated as a result of a resignation under this Section 8 shall be filled by the Board of Directors. As of the date of the delivery of the Stock Certificate, the Company shall not be bound by any pension obligation or labor or employment contracts except for any remaining severance obligation for which sufficient assets shall have been reserved.

     9.     No  Rights as a Shareholder.  The Optionee shall have no rights as a
            ---------------------------
shareholder with respect to any shares of Common Stock which may be purchased by exercise of this Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until the Stock Certificate representing such shares is duly issued and delivered to the Optionee.

     10.     Investment  Representations.  The Optionee represents, warrants and
             ---------------------------
covenants  that:

          (a) The shares purchased upon exercise of this Option shall be acquired for the Optionee's account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the "Act") or any rule or regulation under the Act. No other person has any right with respect to or interest in the shares of the Common Stock referenced in this Option nor has Optionee agreed to give any person any such interest or right in the future.

          (b) The Optionee is familiar with the operations of the Company and has had such an opportunity as it has deemed adequate to obtain from the Company such information as is necessary to permit Optionee to evaluate the merits and risks of Optionee's receipt of this Option and has consulted with Optionee's own advisors with respect to Optionee's receipt of shares of the Common Stock pursuant to this Agreement.

          (c) The Optionee has sufficient experience in business, financial and investment matters to be able to evaluate the risks and merits involved in the receipt of this Option.

          (d) The Optionee has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of its investment in the Company. In making its decision, Optionee has relied on no oral or written representations with respect to the Common Stock, the Company, the Company's business or prospects, or other matters. Optionee confirms that neither the Company, nor any of its affiliates or agents has made any representations or warranties concerning Optionee's receipt of the rights granted herein, including, without limitation, any representations or warranties concerning the return Optionee may receive on its investment in the Company or tax consequences that may arise in connection with the same. In making its decision to execute this option, Optionee has relied upon independent investigations made by it and by its professional advisors, if any. Optionee and its advisors, if any, have been furnished with any and all nonproprietary materials available to the Company reasonably requested by Optionee, and have been afforded the opportunity to ask questions concerning the Company, the Company's proposed business and any other matters relating to the formation of the Company, and the grant of this Option. Optionee has also been afforded the opportunity to obtain any additional nonproprietary information, to the extent the Company possesses that information or can acquire it without unreasonable effort or expense, and has the right to furnish it to Optionee, necessary to verify the accuracy of any representations or information contained in this Agreement.

          (e) The Optionee is able to bear the economic risk of holding shares acquired pursuant to the exercise of this Option for an indefinite period. Optionee further understands that its receipt of the shares of the Common Stock pursuant to this Option involves substantial risks and represents that it understands these risks.

          (f) The Optionee understands that (i) there is and will likely be no public market for the Common Stock acquired pursuant to exercise of this Option; (ii) the shares acquired pursuant to the exercise of this Option will not be registered under the Act or any applicable state securities laws or "blue sky" laws; (iii) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Act or an exemption from registration is then available; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock to be purchased by Optionee upon exercise of the Option and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this Option under the Act. Optionee further acknowledges that the Stock Certificate representing the shares of the Common Stock acquired pursuant to this Option will bear restrictive legends reflecting the foregoing. Optionee understands that it must bear the economic risk of this Option indefinitely unless the shares of the Common Stock acquired hereunder are registered pursuant to the Act or an exemption from registration is available, and unless the disposition of such shares is qualified under applicable state securities laws or an exemption from such qualification is available. Optionee acknowledges that the Company has no obligation or present intention of registering the shares of Common Stock to be purchased upon exercise of the Option. Optionee further understands that there is no assurance that any exemption from the Act will be available, or, if available, that such exemption will allow the Optionee to transfer any or all of such shares acquired hereunder, in the amounts or at the times the Optionee may propose. Optionee understands that an exemption from registration under Rule 144 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise under the Act may not be available for at least one (1) year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with.

          (g) Optionee has the full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

     11.     Additional  Representations  of  the  Optionee.  The  Optionee:
             ----------------------------------------------

          (a) acknowledges that the Tender Offer may deplete substantially all of the Company's assets;

          (b) acknowledges that the shares of Common Stock it purchases upon exercise of the Option may be subject to certain antitakeover provisions under the Pennsylvania Business Corporation Law of 1988, as amended, and the Company's Articles of Incorporation and Bylaws, including, but not limited to (i) disgorgement of profits realized from the sale of the shares of Common Stock within 18 months after the purchase of the Common Stock upon exercise of the Option; (ii) loss of voting power of the shares of Common Stock purchased upon exercise of the Option until such time as the disinterested shareholders of the Company vote to restore such voting rights; (iii) required severance payments to certain employees whose employment is terminated within 90 days before or 24 months after disinterested shareholders of the Company vote to restore voting rights on the shares of Common Stock purchased upon exercise of the Option; and
(iv) a prohibition against terminating or impairing a covered labor contract within five years after disinterested shareholders of the Company vote to restore voting rights on the shares of Common Stock purchased upon exercise of the Option, provided, however, that the Company has represented, in Section 8 hereof that, as of the date of the delivery of the Stock Certificate, the Company will not be bound by any such labor contracts;

          (c) acknowledges that the Company's sole obligation with respect to the antitakeover provisions that may be applicable to the shares of Common Stock purchased by Optionee upon exercise of the Option is to submit the matter to its shareholders to obtain the requisite approval for restoring voting rights to the shares of Common Stock purchased by Optionee upon such exercise of the Option either: (i) at the Company's own expense at the next annual or special meeting called for another purpose and for which notice has not yet been sent pursuant to 15

Pa.C.S.A Sec.2565(b); or (ii) upon the request of and at the expense of the Optionee pursuant to15 Pa.C.S.A. Sec.2565(a), at a special meeting called as soon as practical after receipt of such request. In either event, the matter shall be submitted to shareholders after the new directors are appointed to the Board of Directors and the current directors of the Company resign from the Board of Directors in accordance with Section 7 and the current President and Chief Executive Officer of the Company resigns in accordance with Section 8;

          (d) represents that neither it nor any of its principals or affiliates has ever been the subject of a bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding;

          (e) represents that it is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization and has the power and authority to own and operate its assets and to conduct business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing; it is authorized to execute this Agreement, all necessary action to authorize the execution and delivery of this Agreement has been properly taken, and the Optionee is and will continue to be authorized to exercise the Option; the Optionee has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors or otherwise as may be required by law, charter, other organizational documents or agreements; and this Agreement, when executed and delivered by the Optionee, will constitute the legal, valid and binding obligation of Optionee enforceable in accordance with its terms;

          (f) covenants that prior to delivery of the Stock Certificate it shall not make or permit any material change in the nature of its business, in its equity ownership, on its board of directors or in its management as of the date hereof; and

          (g) acknowledges that the Company intends, prior to delivery of the Stock Certificate, to place into trust for the benefit of the preferred shareholders of the Company, an amount equal to the price per share offered in the Tender Offer multiplied by the number of preferred shares not tendered in the Tender Offer. This amount may only be released by the trustee for the purpose of distribution, including dividends, to the preferred shareholders.

     12.     Confidentiality  Covenants.
             --------------------------

          (a)     Acknowledgments.  Optionee  acknowledges  that:
                  ---------------

               (i) as a result of entering into this Agreement and upon the purchase of the shares acquired pursuant to the exercise of this Option, Optionee will have access to and knowledge of confidential and proprietary information of the Company which is of vital importance to the Company (collectively, "Confidential and/or Proprietary Information");

               (ii)     the  Optionee's  compliance  with  the covenants in this
Section 12 is necessary to protect the goodwill and other proprietary interests of the Company;

               (iii) the direct or indirect disclosure of any Confidential and/or Proprietary Information would place the Company at a serious competitive disadvantage and would do serious damage, financial and otherwise, to the Company's business;

               (iv) Optionee's position with the Company as a majority shareholder and association with the directors to be appointed to the Company's Board of Directors by Optionee will be special and unique; and

               (v) if Optionee becomes engaged, directly or indirectly, for a competitive business, in any capacity, it would cause the Company irreparable harm.

          (b)     Covenant  Against  Disclosure.  Optionee, therefore, covenants
                  -----------------------------
and agrees that all Confidential and/or Proprietary Information relating to the business of the Company, any subsidiary, affiliate or customer shall be and remain the sole property and confidential and/or proprietary business information of the Company, free of any rights of Optionee. Optionee further agrees not to make any use of the Confidential and/or Proprietary Information except in the performance of Optionee's duties hereunder and not to use or disclose the information to third parties, without the prior written consent of the Company or as otherwise required by law, whether or not such Confidential and/or Proprietary Information was discovered or developed by Optionee. The obligations of Optionee under this section, "Confidentiality Covenants," shall survive any termination of this Agreement. Optionee agrees that, upon any termination of Optionee's association with the Company as a majority shareholder, all Confidential and/or Proprietary Information in Optionee's or its representatives' possession, directly or indirectly, in any form or format whatsoever (together with all duplicates thereof), will forthwith be returned to the Company and will not be retained by Optionee or furnished to any third party, either by sample, facsimile, film, audio or video cassette, electronic data, verbal communication or any other means of communication.

          (c)     Termination.  This Section12 shall terminate upon the delivery
                  -----------
of  the  Stock  Certificate  to  Optionee.

     13.     Fundamental Changes.    Prior to Optionee's exercise of the Option,
             -------------------
the Company shall not: (i) merge or consolidate with or into any person, firm or corporation; (ii) recapitalize; (iii) incur new indebtedness in excess of the assets of the Company; (iv) distribute or declare dividends in excess of the assets in the Company; (v) make material capital expenditures; or (vi) pay or declare bonuses to employees, officers or directors. Notwithstanding the foregoing, the Optionee acknowledges that it is the intention of the Company to engage in a tender offer with preferred shareholders to allow the preferred shareholders to sell their preferred stock to the Company.

     14.     Reporting  Obligations.  The  Company  has  filed  all  returns and
             ----------------------
reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge and all of such taxes have either been paid or adequate reserve or other provision has been made therefor. The

Company has filed all reports that are required to by filed by it with the U.S. Securities and Exchange Commission.

15.     Miscellaneous.
        -------------

          (a)     No  Impairment.  Company shall not by any action avoid or seek
                  --------------
to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Optionee against impairment. Without limiting the generality of the foregoing, Company will (i) take all such action as may be necessary or appropriate in order that Company may validly and legally issue fully paid and nonassessable shares of the Common Stock upon the exercise of this Option, and
(ii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable Company to perform its obligations under this Option.

          (b)     Amendment and Waiver.  Except as otherwise provided herein, no
                  --------------------
modification, amendment or waiver of any provision of this Option shall be effective against the Company or the Optionee unless such modification, amendment or waiver is approved in writing by the Company and the Optionee. The failure of any party to enforce any of the provisions of this Option shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Option in accordance with its terms.

          (c)     Severability.  Whenever  possible,  each  provision  of  this
                  ------------
Option shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Option shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (d)     Entire  Agreement.  Except  as  otherwise  expressly set forth
                  -----------------
herein, this document embodies the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (e)     Successors  and Assigns.  Except as otherwise provided herein,
                  -----------------------
this Option shall bind and inure to the benefit of and be enforceable by the Company and the Optionee and the respective heirs, successors and assigns of each of them.

          (f)     Limitation  of Liability.  No provision hereof, in the absence
                  ------------------------
of affirmative action by the Optionee to purchase shares of the Common Stock, and no enumeration herein of the rights or privileges of the Optionee hereof, shall give rise to any liability of the Optionee for the Purchase Price of the Common Stock or as a shareholder of Company, whether such liability is asserted by Company or by creditors of Company. Notwithstanding this limitation of Optionee's liability, Optionee shall be held liable for the $25,000 to be forfeited to the Company upon failure to exercise the Option in accordance with Section 2(e)(i) hereof, or for the $25,000 to be forfeited if this Agreement terminates in accordance with Section 2(e)(ii) hereof, but in any event the maximum payment due from Optionee as a result of a forfeiture under Section 2(e) shall be limited to $25,000.

          (g)     Notices.  All  notices,  demands or other communications to be
                  -------
given or delivered under or by reason of the provisions of this Option shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by facsimile or reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and the Optionee at the address indicated below:

          If  to  the  Company:
          --------------------

          Consumers  Financial  Corporation
          1513  Cedar  Cliff  Drive
          Camp  Hill,  Pennsylvania  17011
          Attn:    R. Fredric Zullinger, Senior Vice President and Treasurer

          with  a  copy  to:
          ------------------

          Shaun  R.  Eisenhauer,  Esq.
          Duane,  Morris  LLP
          305  North  Front  Street,  5th  Floor
          P.  O.  Box  1003
          Harrisburg,  PA  17108-1003

          If  to  Optionee:
          ----------------

          CFC  Partners  Ltd.
          132  Spruce  Street
          Cedarhurst,  NY  11516
          Attn:  Jack  Ehrenhaus

          with  a  copy  to:
          -----------------

          Shalom  S.  Maidenbaum,  Esq.
          Rosenfeld  &  Maidenbaum
          132  Spruce  Street
          Cedarhurst,  NY  11516

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          (h)     Governing  Law.  This Option is made pursuant to, and shall be
                  --------------
construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania, without giving effect to applicable principles of conflicts of laws.

          (i)     Descriptive Headings.  The descriptive headings of this Option
                  --------------------
are  inserted  for convenience only and do not constitute a part of this Option.


     IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, this Option Agreement as of the day and year first above written.

                                         CONSUMERS FINANCIAL CORPORATION


                                         By:     /s/  R. Fredric Zullinger
                                            ---------------------------------

                                         Its:    Senior VP & CFO
                                            ---------------------------------


                                         CFC  PARTNERS  LTD.


                                         By:     /s/  Shalom S. Maidenbaum
                                            ---------------------------------

                                         Its:    President
                                            ---------------------------------

                                    EXHIBIT A

                                ESCROW AGREEMENT



     This Escrow Agreement (this "Agreement") is entered into this 13th day of February 2002 by and among CONSUMERS FINANCIAL CORPORATION, a Pennsylvania corporation with its principal offices at 1513 Cedar Cliff Drive, Camp Hill, Pennsylvania 17011 (the "Company"); CFC PARTNERS LTD., a New York corporation with its principal offices at 132 Spruce Street, Cedarhurst, New York 11516 (the "Optionee"); and ALLFIRST BANK, a national banking association, with offices at 1200 Market Street, Lemoyne, Pennsylvania 17043 (the "Escrow Agent").

                                 R E C I T A L S

     WHEREAS, the Company and the Optionee are parties to a certain Option Agreement dated February 13, 2002 (the "Option Agreement") pursuant to which the Company has granted to the Optionee the right and option to purchase shares of the common stock of the Company at a stated price per share for such shares; and

     WHEREAS, pursuant to the terms of Section 2(d) of the Option Agreement, the Company and the Optionee have agreed that the Optionee shall deposit into an escrow account the aggregate purchase price for the common shares to be issued to the Optionee upon the exercise of the option; and

     WHEREAS, the Escrow Agent is willing to accept such funds pursuant to the terms of this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.     Deposit.

          (a)   Amount.   The  Optionee  hereby  delivers  to the  Escrow Agent,
                ------
     which hereby acknowledges receipt thereof, cash in the amount of $108,000.00 (the "Escrow Deposit"), such funds to be in the form of either an electronic transfer or cashier's check.

          (b)     Investment  of  Funds.    The  Escrow  Agent shall collect the
                  ---------------------
     Escrow Deposit and invest the proceeds thereof in a money market or other interest bearing account issued by the Escrow Agent, at the discretion of the Company. The Escrow Deposit delivered to the Escrow Agent hereunder and the accounts in which such funds are invested are referred to in this Agreement as the Escrow Fund.

2.   Distribution  of  Escrow  Fund.

          (a)     Exercise of Option.    If the Optionee exercises its option in
                  ------------------
     accordance with the provisions of the Option Agreement, the Company and the Optionee shall jointly notify the Escrow Agent in writing of such exercise. Within one (1) business day of receipt of such notice, the Escrow Agent shall withdraw from the Escrow Fund and deliver to the Company the sum of $108,000.00. The Escrow Agent shall then withdraw the funds remaining in the Escrow Fund and deliver such funds to the Optionee.

          (b)     No  Exercise  of  Option.    If the Optionee does not exercise
                  ------------------------
     its option during the Exercise Period, as defined in the Option Agreement, the Company shall notify the Escrow Agent in writing that such option has terminated. Within three (3) business days of receipt of such notice, the Escrow Agent shall withdraw from the Escrow Fund and deliver to the Company the sum of $25,000. The Escrow Agent shall then withdraw the funds remaining in the Escrow Fund and deliver such funds to the Optionee.

          (c)  Termination  of  Option  Agreement.
               ----------------------------------

               (i)     If  the  Option  Agreement  terminates in accordance with
          Section 2(e)(ii) thereof, the Company shall notify the Escrow Agent in writing, with a copy to the Optionee, of such termination and the reasons therefor. Within three (3) business days of receipt of such notice, the Escrow Agent shall withdraw from the Escrow Fund and deliver to the Company the sum of $25,000. The Escrow Agent shall then withdraw the funds remaining in the Escrow Fund and deliver such funds to the Optionee.

               (ii)     If  the  Option  Agreement terminates in accordance with
          Section 2(e)(iii) thereof, the Company shall notify the Escrow Agent in writing, with a copy to the Optionee, of such termination and the reasons therefor. Within three (3) business days of receipt of such notice, the Escrow Agent shall withdraw the entire balance from the Escrow Fund and deliver such funds to the Optionee.

               (iii) If the Option Agreement terminates in accordance with either Section 2(f)(i) or Section 2(f)(ii) thereof, the Company shall notify the Escrow Agent in writing, with a copy to the Optionee, of such termination and the reasons therefor. Within three (3) business days of receipt of such notice, the Escrow Agent shall withdraw the entire balance from the Escrow Fund and deliver such funds to the Optionee.

          (d)     Termination.    Upon  the  payment  of  the  Escrow  Fund,  as
                  -----------
     specified in 2(a), 2(b) or 2(c) hereof, this Agreement shall terminate.

3.   Duties of Escrow Agent.

          (a)     Reliance.    The  Escrow  Agent  may  act in reliance upon any
                  --------
     instrument or signature believed to be genuine and may assume that any person purporting to give any written notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

          (b)     Action.    The  Escrow Agent may act under this Agreement upon
                  ------
     the advice of counsel in reference to any matter connected herewith, but may not modify the substance hereof or the notice provisions on advice of counsel. The Escrow Agent shall not be liable for any mistake of fact or error of judgment, or for any omissions of any kind unless caused by its willful misconduct or gross negligence.

          (c)     No  Implied  Duties.    This Agreement sets forth an exclusive
                  -------------------
     statement of the duties of the Escrow Agent, and the Escrow Agent shall have no duties other than those expressly imposed on it by this Agreement. The Escrow Agent shall not be liable for any act which it may do or omit to do while acting in good faith and in the exercise of its judgment, and any act done or omitted by the Escrow Agent on advice of counsel shall be conclusive evidence of such good faith.

          (d)     No  Representations.    The  Escrow  Agent  makes  no
                  -------------------
     representations as to the validity, value, genuineness or the collectability of any check or other document or instrument held by or delivered to it.

          (e)     No  Advice.    The  Escrow  Agent  shall not be called upon to
                  ----------
     advise any party as to the wisdom of investing any funds deposited hereunder.

          (f)     Payment for Services.    The Optionee agrees to pay the Escrow
                  --------------------
     Agent  $200  for  acting  under  this  Agreement.

          (g)     No  Interest.    The  Escrow  Agent does not have and will not
                  ------------
     have any interest in the Escrow Fund but is serving only as escrow holder and having no possession thereof.

          (h)     Controversy  Between  Parties.    If  a  controversy  arises
                  -----------------------------
     between the Company and the Optionee, the Escrow Agent shall not be required to resolve such controversy or take any action in the matter, but shall await final resolution of the controversy by the joint written instructions of the Company and the Optionee or by appropriate legal proceedings.

          (i)     Release  of  Escrow  Agent.    The  Company  and  the Optionee
                  --------------------------
     hereby jointly and severally agree to indemnify and save the Escrow Agent harmless from and against any and all liabilities, claims, suits or sums of money, including attorneys' fees, relating to or arising from this Agreement which the Escrow Agent may, in good faith, incur or suffer in connection with any action arising out of this Agreement.

4.   Miscellaneous.

          (a)     Amendment  and Waiver.    No modification, amendment or waiver
                  ---------------------
     of any provision of this Agreement shall be effective against any party to this Agreement unless such modification, amendment or waiver is approved in writing by all parties to this Agreement. Neither the failure of nor the delay by any party to this Agreement to take any action to enforce any of the provisions of this Agreement shall be construed as a waiver of such provisions, and such failure or delay shall not affect the right of such party thereafter to enforce any of the provisions of this Agreement in accordance with its terms.

          (b)     Entire  Agreement.    This  Agreement  sets  forth  the entire
                  -----------------
     agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (c)     Successors  and  Assigns.    This  Agreement  shall be binding
                  ------------------------
     upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

          (d)     Notices.    All  notices,  demands and other communications to
                  -------
     be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by facsimile or reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

          If  to  the  Company:

          Consumers  Financial  Corporation
          1513  Cedar  Cliff  Drive
          Camp  Hill,  PA  17011
          Attention:    R. Fredric Zullinger, Senior Vice President and CFO
          Facsimile:    (717)  761-9473

          If  to  the  Optionee:

          CFC  Partners  Ltd.
          132  Spruce  Street
          Cedarhurst,  NY  11516
          Attention:    Jack  Ehrenhaus

          Facsimile:    (516)  569-8105



          If  to  the  Escrow  Agent:

          Allfirst  Bank
          1200  Market  Street
          Lemoyne,  PA  17043
          Attention:    Kim T. Zglenski, Financial Service Representative
          Facsimile:    (717) 761-6497

          (e)     Governing  Law.    This  Agreement  is  made  pursuant to, and
                  --------------
     shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to applicable principles of conflicts of laws.


     IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, this Agreement as of the date first above written.


WITNESS:                         CONSUMERS  FINANCIAL  CORPORATION

________________________         By       __________________________________

                                 Title    __________________________________



WITNESS:                         CFC  PARTNERS  LTD.

________________________         By       __________________________________

                                 Title    __________________________________



WITNESS:                         ALLFIRST  BANK

________________________         By       __________________________________

                                 Title    __________________________________

                                    EXHIBIT B

                                   LITIGATION


1.   Plaintiff:               James A. Clouse

     Defendants:              Consumers  Life  Insurance  Company  and  Reassure
                              America Life Insurance Company (successor by merger to American Merchants Life Insurance
                              Company)

     Description of Case:     James  Clouse is a former agent of Consumers Life.
                              Reassure America has agreed to defend this case and to indemnify Consumers for losses sustained as a result of Reassure America's failure to provide
                              Mr. Clouse with commission statements and renewal commission payments relating to the insurance business produced by Mr. Clouse when he was a Consumers Life agent. Reassure America has paid estimated commissions to Mr. Clouse, but without commission statements to show the amount actually owed, Mr. Clouse believes he has not been fully paid.

     Current Status:          Reassure  America  is  attempting  to  provide Mr.
                              Clouse with the commissions statements, which they believe will resolve this matter by demonstrating that Mr. Clouse is not owed any more money.

     Consumers'  Counsel:     McNees,  Wallace  &  Nurick
                              100  Pine  Street
                              P.O.  Box  1166
                              Harrisburg,  PA  17108-1166
                              Helen L. Gemmill     Phone:  (717) 237-5273

2.   Plaintiff:               Sharon  and  Donald  Cofield

     Defendants:              Consumers  Life  Insurance Company and Life of the
                              South  Corporation

     Description of Case:     This case is the result of Consumers Life's denial
                              of a credit insurance disability claim in 1997 because of insufficient medical information. Life of the South, which bought Consumers Life's credit insurance business, also initially denied the claim for the same reason, but, upon receiving the appropriate documentation, later paid all of the back claim payments. However, plaintiff's counsel is claiming Consumers Life exercised bad faith and is suing for an amount in excess of $35,000.

     Current Status:          In  connection with the Assumption Reinsurance and
                              Novation  Agreement  between  Consumers  Life  and
                              American  Republic  Insurance  Company,  Consumers
                              Life  agreed  to  deposit  $25,000  with  American
                              Republic as a reserve for this case. In addition, the Company has provided a one-year indemnification to American Republic for any extra contractual losses on the reinsured policies
                              (including the Cofield policy) incurred by American Republic as a result of actions taken by Consumers Life (all such actions on the part of Consumers Life ceased on December 31, 1997).

                              This  case  is  not  yet  listed  for  trial.

     Consumers' Counsel:      This  case is being handled by Life of the South's
                              counsel

                              Rice,  Boop  &  Fina
                              106  Market  Street
                              Sunbury,  PA  17801
                              Frank  G.  Fina        Phone:  (570)  286-6701

3.   Plaintiff:               Skelly  &  Loy,  Inc.

     Defendants:              Consumers  Life  Insurance  Company

     Description  of Case:    Consumers  Life is the plaintiff in a case against
                              Skelly & Loy for the recovery of unpaid rent under a lease agreement and for other losses arising from Skelly & Loy's breach of the lease agreement.
                              Skelly & Loy has filed a counter claim against Consumers Life claiming that it is entitled to (i) a rent rebate in the amount of $8,477.79 and (ii) collateral damages (moving and storage costs) in the amount of $2,133.46. Both Consumers Life's claim and Skelly & Loy's counter claim result from the fact that the office building owned by Consumers Life and leased to Skelly & Loy was damaged in January 1996 by flood waters from the Susquehanna River. Skelly & Loy claimed the building was not habitable and that the lease was therefore terminated. Consumers Life is suing to recover not only the rent due for the remaining term of the lease but also for losses sustained when a third party investor terminated a contract to purchase the office building because the tenant had moved out of the building and stopped paying rent.

     Current  Status:         The  $10,611.25  claimed  by  Skelly  & Loy in its
                              counter claim compares to approximately $448,000 in losses claimed by Consumers Life. Both cases have been dormant for some time, but Consumers
                              Life recently hired an expert to examine the building for any evidence of contaminants which either were in the building or remain in the building. The expert's report shows that the building is remarkably free of contaminants.
                              Through counsel, Consumers Life has notified counsel for Skelly & Loy of the existence of the expert report and of its intent to take numerous depositions and request other information.

                              This  case  is  not  yet  listed  for  trial.

     Consumers' Counsel:      Stevens  &  Lee
                              P.O.  Box  11670
                              Harrisburg,  PA  17108-1670
                              Mark  D.  Bradshaw          Phone:  (717) 561-5258

                       FIRST AMENDMENT TO OPTION AGREEMENT


     THIS FIRST AMENDMENT TO OPTION AGREEMENT (this "Amendment") is made as of this 31st day of May, 2002 by and between CONSUMERS FINANCIAL CORPORATION, a Pennsylvania corporation with its principal offices at 1513 Cedar Cliff Drive, Camp Hill, Pennsylvania 17011(the "Company"), and CFC PARTNERS LTD., a New York corporation with its principal offices at 132 Spruce Street, Cedarhurst, New
York  11516  (the  "Optionee").

                                    RECITALS
                                    --------

     WHEREAS, the Company and Optionee are party to an Option Agreement dated as of February 13, 2002 (the "Option Agreement") that by its terms expires on May 31, 2002 unless the Company has commenced a tender offer to its preferred shareholders (the "Tender Offer"); and

     WHEREAS, the Company has not yet commenced the Tender Offer but plans to commence the Tender Offer before August 15, 2002.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.      Expiration  Date and Time of Option.  Sections 2(b) and 2(g) of the
             -----------------------------------
Option  Agreement  shall  be  amended  and  restated,  respectively, as follows:

          (b)     Expiration  Date  and Time of Option. This Option shall expire
                  ------------------------------------
at 5:00 p.m., prevailing time, on the fifteenth business day after the completion of the Tender Offer (the "Expiration Date"), but in no event shall the Optionee be entitled to exercise this Option later than 5:00 p.m. on August 15, 2002, unless the Tender Offer has commenced by August 15, 2002, in which case the Option shall expire on the Expiration Date.

          (g)     Automatic  Termination  of  the Agreement.  If for any reason,
                  -----------------------------------------
the Optionee has not exercised this Option on or before August 15, 2002, this Agreement and the underlying Option shall terminate at 5:00 p.m. on that date unless (i) the Tender Offer has commenced by that date, in which case the Option shall continue until the Expiration Date or (ii) the parties mutually agree in writing to extend such termination date.

     2.     Appointment  to  the  Board  of  Directors.  Section 7 of the Option
            ------------------------------------------
Agreement  shall  be  amended  and  restated  as  follows:

     Upon issuance of the Stock Certificate to Optionee, the Company shall identify three people, who are satisfactory to the Optionee, to recommend to the existing directors to fill three vacancies on the Board of Directors of the Company. Upon election to the Company's

Board of Directors of persons satisfactory to the Optionee, the two current directors of the Company's Board of Directors have indicated their intention to resign immediately provided the Company confirms that the indemnification provisions of Article VIII of the by-laws of the Company will continue to apply to the resigning officers and directors for an additional six years from the date of their resignation and those indemnification provisions shall be considered to be and shall have the force of contract between the resigning officer and directors and the Company.

     3.   Miscellaneous.
          -------------

          (a)     Entire  Agreement.  Except  as  otherwise  expressly set forth
                  -----------------
herein, this document embodies the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (b)     Successors  and Assigns.  Except as otherwise provided herein,
                  -----------------------
this Amendment shall bind and inure to the benefit of and be enforceable by the Company and the Optionee and the respective heirs, successors and assigns of each of them.

          (c)     Governing  Law.  This Amendment is made pursuant to, and shall
                  --------------
be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania, without giving effect to applicable principles of conflicts of laws.

          (d)     No  Other  Changes.  Except as expressly set forth herein, the
                  ------------------
terms  of  the  Option  Agreement  shall  remain  in  full  force  and  effect.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, this Amendment as of the day and year first above written.


                                    CONSUMERS FINANCIAL CORPORATION


                                         By:  /S/  R. Fredric Zullinger
                                            ---------------------------------

                                         Its:  Senior  VP  &  CFO
                                             --------------------------------


                                    CFC  PARTNERS  LTD.

                                         By:  /S/  Donald  J.  Hommel
                                            ---------------------------------

                                         Its:  President
                                             --------------------------------